                   [Letterhead of Morgan, Lewis & Bockius LLP]

November 17, 2004

Cantor Fitzgerald & Co.
135 East 57th Street
New York, NY 10022

Re:  Cantor Fitzgerald & Co. (Sponsor)
     YUPS Trust for Cisco Systems, Inc.
     Registration Statement (File No. 333-118520) on Form S-1
     --------------------------------------------------------

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to Cantor Fitzgerald & Co., as sponsor
(the "Sponsor"), and the YUPS Trust for Cisco Systems, Inc. (the "Trust") in
connection with the preparation and filing of a prospectus and registration statement on Form S-1, File No. 333-118520, as amended from time to time and filed by the Sponsor (the "Registration Statement"), of which the prospectus forms a part (the "Prospectus"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of YUPS Depositary Receipts for
Cisco Systems, Inc. ("YUPS") to be issued by the Trust. Capitalized terms used herein have the meaning ascribed to them in the Prospectus. The YUPS will be issued pursuant to the Depositary Trust Agreement to be executed among The Bank of New York, as trustee (in such capacity, the "Trustee"), the Sponsor and other depositors and owners of YUPS (the "Trust Agreement").

In connection with the preparation of this opinion, we have examined and relied on such documents as we have deemed appropriate, including, inter alia, (i) the form of the Trust Agreement and (ii) the Prospectus. We have assumed that the
Trust Agreement will be executed in the form reviewed by us. We have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

Based on the foregoing, it is our opinion that the Trust generally will provide for flow through United States federal income tax consequences since it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes. Moreover, the discussion set forth under the caption
"Material Federal Income Tax Consequences" in the Prospectus represents our opinion of and, subject to the limitations contained therein, accurately describes, the material United States federal income tax consequences to a holder of YUPS (other than holders subject to special rules). The

Cantor Fitzgerald & Co.
November 17, 2004

foregoing opinion is based upon provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations and administrative and judicial interpretations as of the date hereof (all of which are subject to change, possibly with retroactive effect, or different interpretations).

We consent to the use of this opinion as an exhibit to the Registration
Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                                 Very truly yours,

                                                 Morgan, Lewis & Bockius LLP

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